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                                                                  Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated November 6, 1998 on the audited consolidated financial statements of DIMAC Corporation and subsidiaries, our report dated
February 27, 1998 (except with respect to the matters discussed in Note 10, as to which the date is June 26, 1998) on the audited consolidated financial statements of AmeriComm Holdings, Inc. and subsidiary and to all references to our Firm included in or made a part of this Registration Statement.

                                                ARTHUR ANDERSEN LLP

Atlanta, Georgia
November 10, 1998